UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street

Rockville, Maryland 20852-4041

(301) 998-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following index relate to an offering under the Registrant’s Registration Statement on Form S-3 (No. 333-160009) and each is filed herewith for incorporation by reference in such Registration Statement.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 10, 2009, by and among the Registrant and J.P. Morgan Securities Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., PNC Capital Markets LLC, Morgan Keegan & Company, Inc., SunTrust Robinson Humphrey, Inc., Capital One Southcoast, Inc. and U.S. Bancorp Investments, Inc.

1.2	Pricing Agreement, dated August 10, 2009, by and between the Registrant and certain underwriters named therein

4.1	Form of 5.95% Note due 2014

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to legality of 5.95% Notes due 2014

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to material tax matters relating to the Registrant

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consents of Pillsbury Winthrop Shaw Pittman LLP (contained in the opinions filed as Exhibits 5.1 and 8.1 hereto)

25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: August 14, 2009	By:	/s/ Andrew P. Blocher
Andrew P. Blocher Senior Vice President-Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 10, 2009, by and among the Registrant and J.P. Morgan Securities Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., PNC Capital Markets LLC, Morgan Keegan & Company, Inc., SunTrust Robinson Humphrey, Inc., Capital One Southcoast, Inc. and U.S. Bancorp Investments, Inc.

1.2	Pricing Agreement, dated August 10, 2009, by and between the Registrant and certain underwriters named therein

4.1	Form of 5.95% Note due 2014

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to legality of 5.95% Notes due 2014

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to material tax matters relating to the Registrant

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consents of Pillsbury Winthrop Shaw Pittman LLP (contained in the opinions filed as Exhibits 5.1 and 8.1 hereto)

25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association